U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 28, 2017
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

640 Plaza Drive, Suite 270, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 28, 2017, Advanced Emissions Solutions, Inc. (the “Company”) delivered a notice (the “Notice”) to its directors and executive officers informing them that the Advanced Emissions Solutions, Inc. 401(k) Plan (the “Plan”) will be “blacked out” to effect any transaction in Company stock through Plan accounts and from exercising certain account activities under the Plan. The Notice states that, as a result of the foregoing changes, Plan participants will temporarily be unable to transact in their accounts during a period that will begin at 4:00 p.m. Eastern Standard Time on December 26, 2017 and will end on or about January 3, 2018.

The Notice further states that the limitations on transactions under the Plan during the blackout will impact the participants’ ability to trade in the Company’s common stock through the Plan and thus, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction), the Company’s directors and executive officers are prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring any equity security of the Company during the entire period that the participant transactions are restricted under the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 28, 2017

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer

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